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Exhibit 23.1

Accounting and Tax	Business Solutions	Financial Services	Technology Services

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the use of our report dated May 31, 2007 (except for the paragraph entitled "Investor Agreement" in Note 18 and Note 19 as to which the dates are September 30, 2007 and October 31, 2007, respectively) relating to the financial statements of BG Medicine, Inc. as of and for the years ended December 31, 2006, 2005 and 2004, and to all references to our Firm, included in or made part of this registration statement on Form S-1, Registration Number 333-145124, and related prospectus.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
December 4, 2007

Certified Public Accountants            An Independent Member of Baker Tilly International
80 City Square, Boston, Massachusetts 02129        617 • 912 • 9000        FX 617 • 912 • 9001        www.vitale.com

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM